SCHEDULE 14A/A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. 1)


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                             Zoom Telephonics, Inc.
                (Name of Registrant as Specified In Its Charter)

         (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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         4)       Date Filed: __________________________________________________

                             ZOOM TELEPHONICS, INC.
                                207 South Street
                                Boston, MA 02111
May 22, 1998

Dear Shareholder:

      You are cordially invited to attend the Annual General Meeting of Shareholders of Zoom Telephonics, Inc. to be held at 9:00 a.m. Eastern time on the 24th day of June, 1998 at the Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110.

      A buffet breakfast will be available starting at 8:30 a.m. and the Meeting will begin at 9:00 a.m. Officers and directors will be available for discussion before and after the Meeting. After the short formal part of the Meeting, there will be a Zoom presentation and a question-and-answer period.

      Whether or not you plan to attend, we urge you to sign and return the enclosed proxy so that your shares will be represented. If you change your mind about your proxy at the Meeting, you can withdraw your proxy and vote in person.

      I look forward to seeing those of you who will be able to attend.



                                  Frank Manning
                                    President

                             ZOOM TELEPHONICS, INC.
                                207 South Street
                                Boston, MA 02111


NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
      NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders (the "Meeting") will be held on June 24, 1998 at 9:00 a.m. Eastern time at the Harvard Club of Boston, One Federal Street, 38th Floor, Boston, Massachusetts 02110, and simultaneously (linked by telephone) at Suite 680, One Bentall Centre, 505 Burrard Street, Vancouver, B.C. V7X 1M4 for the following purposes:

     1. To place before the Meeting, the Report of the Directors (including management's discussion and analysis of financial condition and results of operation), the financial statements of Zoom Telephonics, Inc. for the year ending December 31, 1997, and the Report of the Auditor on the financial statements;

     2.     To elect five (5) directors for the ensuing year;



     3.     To   consider   and  act  upon  a  proposal  to  amend  the  Zoom
            Telephonics, Inc. Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder, and to extend the expiration date of the Plan;

     4. To appoint an auditor for the ensuing year at a remuneration to be fixed by the directors; and

     5. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.


      The Board of Directors has fixed the close of business on May 8, 1998 as the record date for determining Shareholders entitled to receive notice of the Meeting and, subject to subsequent transferees taking steps to be added to the voting list in the manner set forth under "Voting Shares and Record Date" in the Proxy Circular, to vote at the Meeting.

      Shareholders who are unable to attend the Meeting in person are requested to complete, sign, date and return the enclosed Form of Proxy in the envelope provided. A proxy will not be valid unless it is deposited and received at the office of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072 before 6:00 p.m. Eastern time on June 23, 1998.

Boston, Massachusetts
May 22, 1998
                                 BY ORDER OF THE BOARD OF DIRECTORS



                                  Frank Manning
                                  President


IMPORTANT: YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. HOWEVER, THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

                                                  THANK YOU FOR ACTING PROMPTLY.

                             ZOOM TELEPHONICS, INC.

              PROXY CIRCULAR FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 24, 1998


                             SOLICITATION OF PROXIES
      THIS PROXY CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF ZOOM TELEPHONICS, INC. ("ZOOM") FOR USE AT THE ANNUAL GENERAL MEETING AND ANY ADJOURNMENTS OF THE ANNUAL GENERAL MEETING OF THE SHAREHOLDERS OF ZOOM (THE "MEETING") TO BE HELD ON JUNE 24, 1998, AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE NOTICE OF MEETING.
      It is expected that the solicitation will be primarily by mail. Zoom has retained CIBC Mellon Trust Company and Corporate Investor Communications, Inc. to assist in the solicitation of proxies from brokerage firms, banks and other institutional nominees. Zoom may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials. Proxies may also be solicited personally or by telephone by directors, officers or employees of Zoom at nominal cost. The cost of this solicitation will be borne by Zoom.
      The approximate date on which this Proxy Circular, Notice of Meeting and accompanying proxy card are first being mailed to Shareholders is May 22, 1998.
       Zoom's principal executive offices are located at 207 South Street, Boston, Massachusetts 02111 and its telephone number is (617) 423-1072.


                      APPOINTMENT AND REVOCATION OF PROXIES
      The persons named as proxy holders in the accompanying Form of Proxy are nominees of Zoom's management. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT SUCH SHAREHOLDER AT THE MEETING MAY DO SO, EITHER BY:


      (a) STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED
              IN THE FORM OF PROXY; OR

      (b)     BY COMPLETING ANOTHER PROPER FORM OF PROXY.

      The completed proxy must be deposited and received at the office of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072 before 6:00 p.m. Eastern time on June 23, 1998.
      A Shareholder who has given a proxy in the form accompanying this proxy circular may revoke it at any time before it is voted. It may be revoked by an instrument in writing delivered to the office of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072, or to the registered office of Zoom, at Suite 680, One Bentall Centre, 505 Burrard Street, Vancouver, British Columbia V7X 1M4 at any time up to and including the last business day preceding the day of the Meeting, or to the Chairman of the Meeting on the day of the Meeting or any adjournments thereof, or it may be revoked by written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Meeting and voting in person.

                                VOTING OF PROXIES


      The votes of Shareholders present in person or by proxy at the Meeting will be tabulated by a scrutineer appointed by Zoom. The presence, in person or by proxy, of at least one-third of the outstanding shares of Common Stock of Zoom is necessary to constitute a quorum at the Meeting. The five nominees for directors of Zoom who receive the greatest number of votes cast by the Shareholders present in person or by proxy at the Meeting and entitled to vote thereon will be elected directors of Zoom. The affirmative vote of a majority of the votes of the holders of the Common Stock present in person or by proxy at the Meeting will be required for the approval of Proposal Nos. 2 and 3 (the amendment of the 1990 Zoom Telephonics, Inc. Stock Option Plan ("1990 Plan"), and the appointment of KPMG Peat Marwick LLP as auditor, respectively).
      In the case of abstentions from or withholding of the voting of shares of Common Stock on any matter, the shares of Common Stock which are the subject of abstention or withholding ("non-voted shares") will be counted for determination of a quorum, but will not be counted as affirmative or negative votes on the matter to be voted upon. Brokers may not vote shares of Common Stock held in street name on behalf of customers on a proposal without specific instructions from their customers. If a customer has not given any instructions on the proposals, then the votes attaching to such customer's shares of Common Stock are not counted for purposes of a quorum. If a customer has given instruction on some but not all of the proposals, then the votes attaching to the customer's shares of Common Stock are counted for the determination of a quorum for all purposes. On any given proposal, where no instructions are received from the customer, the votes attaching to such customer's shares of Common Stock ("broker non-votes") will not be counted as affirmative or negative votes on the matter to be voted upon.
      In voting by proxy with regard to the election of directors, Shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. If a choice with respect to any matter to be acted upon has been specified in a proxy, the shares represented by that proxy will be voted in accordance with the specification so made. IF A CHOICE IS NOT SPECIFIED, IT IS INTENDED THAT THE PERSON DESIGNATED BY MANAGEMENT IN THE ACCOMPANYING FORM OF PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOR OF EACH MATTER IDENTIFIED ON THE FORM OF PROXY, AND FOR THE NOMINEES OF MANAGEMENT FOR DIRECTORS, THE PROPOSAL TO AMEND THE 1990 STOCK OPTION PLAN AND APPOINTMENT OF AUDITOR.

      The Form of Proxy accompanying this Proxy Circular confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Circular, management of Zoom knows of no such amendment or variation or matters to come before the Meeting other than those referred to in the accompanying Notice of Meeting.

                          VOTING SHARES AND RECORD DATE

      The record date as of which Shareholders are entitled to receive notice of and to vote at the Meeting is May 8, 1998. As of that date, 7,474,871 shares of Common Stock, without par value, of Zoom were issued and outstanding. Each share carries the right to one vote on each matter to be voted upon at the Meeting.
      Each holder of record of shares of Common Stock of Zoom on May 8, 1998 is entitled to vote such holder's shares at the Meeting except to the extent that the holder transfers any shares and the transferee produces properly endorsed share certificates or otherwise establishes that such transferee owns the shares and demands not later than ten (10) days before the Meeting to be included in the list of Shareholders entitled to vote at the Meeting, in which case the transferee (and not the transferor) is entitled to vote such shares at the Meeting.

                                     REPORTS

      At the Meeting, Zoom will submit to the Shareholders the following: (i) the Report of the Board of Directors; (ii) the financial statements of Zoom for the year ending December 31, 1997; and (iii) the Report of the Independent Auditor on the financial statements. Zoom's Annual Report to Shareholders for the fiscal year ending December 31, 1997, including financial statements audited by KPMG Peat Marwick LLP and management's discussion and analysis of those financial statements, is being mailed to Shareholders simultaneously with this Proxy Circular. No action will be required from the Shareholders with respect to these reports.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS
      A board of five (5) directors is to be elected at the Meeting. The persons named in the following table are proposed by management for election as directors of Zoom. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are currently directors of Zoom. In the event that any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Articles of Continuance of Zoom or he becomes disqualified to act as a director. The five (5) nominees who receive the greatest number of votes cast by Shareholders present, in person or by proxy, and entitled to vote at the Meeting, will be elected directors of Zoom.

Name                               Age                   Principal Occupation                   Director Since
------------------------------ ------------ ----------------------------------------------- ------------------------
Frank B. Manning                   49       Chief   Executive   Officer,   President   and           1977
                                            Chairman  of the  Board  of Zoom  Telephonics,
                                            Inc.
Peter R. Kramer                    46       Executive  Vice President and Director of Zoom           1977
                                            Telephonics, Inc.
Bernard Furman (1)(2)              68       Consultant                                               1991
L. Lamont Gordon (1)               65       Chairman of Sprott Securities Limited                    1992
J. Ronald Woods (1)(2)             62       Vice President of Jascan, Inc.                           1991
----------------------
(1) Member of the Audit Committee
(2) Member of the Stock Option Committee


Background of Nominees
      Frank B. Manning is a co-founder of Zoom and has been President, Chief Executive Officer and a Director of Zoom since May 1977, and Chairman of the Board since 1986. He earned his B.S., M.S. and Ph.D degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. Mr. Manning has been a director of Microtouch Systems, Inc. since 1993. Frank Manning is the brother of Terry Manning, vice president of sales and marketing of Zoom.
     Peter R. Kramer is a co-founder of Zoom and has been Executive Vice President and a Director of Zoom since May 1977. He earned his B.A. degree in 1973 from SUNY Stony Brook and his M.F.A. degree from C.W. Post College in 1975.
      Bernard Furman has been a Director of Zoom since 1991. Mr. Furman has served as a consultant to various companies, including Timeplex, Inc. (formerly listed on the New York Stock Exchange), a world leader in large capacity multiplexer and network management products. He was a co-founder of Timeplex and served as its General Counsel and as member of its Board of Directors from its inception in 1969, and in 1984 also became Vice Chairman, Chief Administrative Officer and a member of the Executive Committee of the Board, holding all such positions until Timeplex was acquired by Unisys Corporation in 1988.
      L. Lamont Gordon has been a Director of Zoom since 1992. Since 1987, Mr. Gordon has served as the Chairman of Sprott Securities Limited, a Canadian institutional stock brokerage firm, and a member of the Toronto Stock Exchange. He co-founded Gordon Securities Limited in 1969 and served as President until 1978 and as Chairman until 1979. He then founded Gordon Lloyd-Price Investments Limited, a private investment holding company and has served as its Chairman since 1979.
      J. Ronald Woods has been a Director of Zoom since 1991. Since June 1996, Mr. Woods has served as Vice President-Investments of Jascan, Inc. Prior to that, Mr. Woods served as Vice President-Investments of Conwest Exploration Corporation Ltd., a resource holding company based in Toronto from 1987 to June 1996. He also served as a director, major shareholder and head of research and corporate finance for Merit Investment Corporation, a stock brokerage firm, from 1972 through 1987, and served as the President of Merit Investment Corporation from 1984 through 1987. He is a former Governor of the Toronto Stock Exchange and is currently a director of Upton Resources, Inc., Cryptologic Inc., Jascan Inc., Highridge Exploration Ltd., Place Resources Ltd. and ARC International Corp.

Committees and Meetings of the Board of Directors
      The Board of Directors has an Audit Committee consisting of Messrs. Furman, Woods and Gordon, and a Stock Option Committee consisting of Messrs. Furman and Woods. The functions of the Audit Committee are to review the engagement of auditors, including the fee, scope and timing of the audit and other services rendered, and to review policies and procedures with respect to internal controls. The function of the Stock Option Committee is to administer and award options under the Zoom Telephonics, Inc. Stock Option Plans. The Board of Directors does not have a nominating or compensation committee.
      During the year ending  December 31, 1997, the Board of Directors held two
(2) meetings, the Audit Committee met one (1) time with Zoom's independent auditors, and the Stock Option Committee acted by unanimous written consent four
(4) times. In addition, management consulted with members of the Board of Directors throughout the year on an informal basis. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which he served, with the exception of Mr. Gordon who attended 50% of the meetings of the Board.

Directors' Compensation
      Each non-employee director of Zoom receives $250 for each meeting of the Board of Directors of Zoom attended, exclusive of meetings held by means of a telephone conference. Travel and lodging expenses are also reimbursed.
     Each non-employee director of Zoom is also granted stock options under the Zoom Telephonics, Inc. 1991 Directors Stock Option Plan, as amended (the "Directors' Plan"). Currently, the non-employee Directors of Zoom are Bernard Furman, J. Ronald Woods and L. Lamont Gordon.
      The Directors' Plan provides in the aggregate that 198,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors' Plan. Under the Directors' Plan, each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock on January 10 and July 10 of each year. The exercise price for the options granted under the Directors' Plan is the fair market value of the Common Stock on the date the option is granted.
      Options granted under the Directors' Plan may be exercised at any time commencing six (6) months after the date of grant and ending two (2) years from the date of grant; provided, however, that in the event the participant ceases to be a director of Zoom, the option must be exercised upon the earlier to occur of (i) two (2) years from the date of grant, (ii) one (1) month from the date of termination in the event of termination for any reason other than death or disability, or (iii) one (1) year from the date of termination as a result of death or disability of the director. Generally, options granted under the Directors' Plan are non-assignable and non-transferable except in the event of the option holder's death or permanent disability.
      During fiscal year 1997, Messrs. Furman, Woods and Gordon each received options to purchase 12,000 shares of Common Stock under the Directors' Plan at an average exercise price of $8.69 per share.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 29, 1998, by (i) each person who is known by Zoom to own beneficially more than five (5) percent of Zoom's Common Stock, (ii) each of Zoom's directors and each Named Executive in the Summary
Compensation Table under "Executive Compensation", and (iii) all of Zoom's directors and executive officers as a group.

                          Number of Shares Beneficially
Name                                                    Owned                    % of Common Stock
Frank B. Manning1,2                                    690,746                         9.1%
c/o Zoom Telephonics, Inc.
207 South Street
Boston, MA 02111

T. Pat Manning2                                        440,033                         5.9%
1821 Sherman Drive
St. Charles, MO 63303

Peter R. Kramer3                                       481,449                         6.4%
c/o Zoom Telephonics, Inc.
207 South Street
Boston, MA 02111

Bernard Furman4                                        116,500                         1.6%

J. Ronald Woods5                                        20,000                          *

L. Lamont Gordon6                                       18,000                          *

Dana B. Whitney7                                         7,000                          *

All Directors and Current                            1,463,655                        19.1%
Executive Officers
as a group (10 persons) 1,3,4,5,6,7,8
----------------------------

*Less than one percent of shares outstanding.

(1) Includes 94,500 shares that Mr. Manning has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(2) T. Pat Manning and Frank Manning are brothers.

(3) Includes 21,000 shares that Mr. Kramer has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(4) Includes 18,000 shares that Mr. Furman has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(5) Includes 18,000 shares that Mr. Woods has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(6) Includes 18,000 shares that Mr. Gordon has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(7) Includes 7,000 shares that Mr. Whitney has the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

(8) Includes 26,250 shares that the executive officers of Zoom, who are not named above, have the right to acquire under outstanding stock options exercisable within sixty (60) days after April 28, 1998.

                             EXECUTIVE COMPENSATION

Summary Compensation Table
      The following Summary Compensation Table shows, for the fiscal years ending December 31, 1997, 1996 and 1995, the compensation of each person who served as Chief Executive Officer and each of Zoom's executive officers whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to Zoom during the last three (3) fiscal years (the "Named Executives").

                                                                                Long Term
                                                  Annual Compensation      Compensation Awards
                                                                              Securities
                                                                              Underlying      All Other
Name and                          Year         Salary        Bonus           Stock Options    Compensation
Principal Position                              ($)           ($)                  (#)        ($) (1)
--------------------------------- ------------ ------------- ------------- ------------------ -----------------

Frank B. Manning,                 12/31/97     $123,500      $0                    0           $420
Chief Executive Officer,          12/31/96     $ 78,000      $0                 180,000        $416
President and Chairman of         12/31/95     $ 88,750      $0                    0           $766

Peter R. Kramer,                  12/31/97     $123,500      $0                    0           $340
Executive Vice President          12/31/96     $ 78,454      $0                  60,000        $346
and Director                      12/31/95     $ 88,750      $0                    0            $0

Dana B. Whitney                   12/31/97     $107,324      $0                    0            $0
Vice President-Engineering        12/31/96     $ 90,252      $0                   20,000        $0
                                  12/31/95     $ 66,750      $0                    0            $0


----------------------

(1)      Consisting of the  insurance  premiums  paid by Zoom for term life  insurance  policies for the benefit of
         Mr. Manning and Mr. Kramer.

      For the fiscal year ending December 31, 1997, all of Zoom's executive officers as a group (8 persons) received, in the aggregate, cash compensation of $762,343.


(1)      Consisting of the  insurance  premiums  paid by Zoom for term life  insurance  policies for the benefit of
         Mr. Manning and Mr. Kramer.

      For the fiscal year ending December 31, 1997, all of Zoom's executive officers as a group (8 persons) received, in the aggregate, cash compensation of $762,343.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

         During fiscal 1997, no options were granted to any Named Executive.

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during the fiscal year ending December 31, 1997 and unexercised options held as of December 31, 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                             Value of Unexercised
                                                          Number of Securities            In-the-Money Options/SARs
                                                         Underlying Unexercised               at FY-End ($) (2)
                                                      Options/SARs at FY-End (#)(1)
                                                     -------------------------------     -----------------------------
                          Shares
                         Acquired         Value
                       on Exercise    Realized
    Name                   (#)             ($)          Exercisable     Unexercisable    Exercisable    Unexercisable
--------------------- --------------- -------------- ---------------- ---------------- --------------- ---------------

   Frank B. Manning        0              $0             94,500           85,500             0               0
   Peter R. Kramer         0              $0             21,000           39,000             0               0
   Dana Whitney            0              $0             7,000            13,000             0               0

   ------------------

(1) Of the 180,000 options held by Mr. Manning, 90,000 options to purchase shares of Common Stock have an exercise price of $17.50 per share and 90,000 options to purchase shares of Common Stock have an exercise price of $8.125 per share. All options held by Mr. Kramer and Mr. Whitney have an exercise price of $8.125 per share.

(2) Based upon the closing price of Zoom's Common Stock on December 31, 1997 on the Nasdaq National Market ($6.75). As of December 31, 1997, no options held by a Named Executive had an exercise price of less than $6.75.

      Options to purchase Zoom's Common Stock have been granted to executive officers and other employees of Zoom under the Zoom Telephonics, Inc. Stock Option Plan, as amended (the "1990 Plan"). The 1990 Plan is administered by the Stock Option Committee of the Board of Directors.
      During the fiscal year ending December 31, 1997, Zoom's executive officers as a group (8 persons) were granted in the aggregate options to purchase a total of 37,500 shares of Zoom's Common Stock, net of cancellations, at an average exercise price per share of $7.97. During the year, executive officers exercised an aggregate of zero options.

      For a description of the 1990 Plan, see the description contained in Proposal No. 2.

      Insider Participation in Compensation Decisions

     Decisions regarding executive compensation, exclusive of the administration of the 1990 Plan, are made by the entire Board of Directors. The Board of Directors has no Compensation Committee. The Stock Option Committee, consisting of Messrs. Furman and Woods, is responsible for administering the 1990 Plan, including determining the individuals to whom stock options are awarded, certain of the terms upon which option grants are made, and the number of shares subject to each option granted under the 1990 Plan. No member of the Stock Option Committee is a former or current officer or employee of Zoom. Mr. Manning and Mr. Kramer, who are executive officers and directors of Zoom, made recommendations to the Stock Option Committee regarding the granting of stock options and participated in deliberations of the Board of Directors concerning executive officer compensation. Neither Mr. Manning nor Mr. Kramer participated in any vote establishing their compensation.
Board of Directors Report on Executive Compensation
      The primary objectives of the Board of Directors in developing executive compensation policies are to enhance the profitability of Zoom by closely aligning the financial interests of Zoom's executive officers with those of its Shareholders and to attract and retain key executives important to the long-term success of Zoom. To effect these objectives, the Board of Directors pays Zoom's executive officers what the Board believes to be relatively low cash compensation while providing those officers with significant performance-based long-term incentive compensation and the opportunity to build a substantial ownership interest in Zoom through the granting of stock options.
      Frank Manning, Zoom's Chief Executive Officer, received cash compensation for the fiscal year ending December 31, 1997, in the amount of $123,500. The Board of Directors has not conducted any surveys of salaries of executive officers, but based upon its experience believes that the cash compensation of its executive officers, including the compensation received by Mr. Manning, is low as compared to the cash compensation of comparable executive officers in similarly situated companies. The low level of compensation of Mr. Manning reflects Mr. Manning's request to limit his compensation. If not for this request, the Board of Directors would have set Mr. Manning's compensation at a higher level to better reflect his importance and contributions to Zoom.
      During fiscal 1997, Mr. Manning was not granted any options to purchase shares of Common Stock. Other executive officers as a group were granted 37,500 options to purchase shares of Common Stock at an average exercise price of $7.97 per share. In determining the number of options to be granted to the executive officers, the Stock Option Committee reviews recommendations provided by the Chief Executive Officer and makes a subjective determination regarding that recommendation based upon the following criteria: (i) the relatively low level of cash compensation and the corresponding need to provide significant alternative incentives for its executive officers, (ii) the financial performance of Zoom, (iii) the individual performance of the executive officer and (iv) the number of shares subject to options held by each executive officer. No particular weight is given to any of these factors, rather each executive officer's total compensation package is reviewed as a whole, and recommendations from the Chief Executive Officer are given deference absent countervailing concerns. During 1997, the limited number of options granted to executive officers was primarily attributable to the significant number of options held by those executive officers.
        Board of Directors                         Stock Option Committee

        Frank B. Manning                           Bernard Furman
        Peter R. Kramer                            J. Ronald Woods
        Bernard Furman
        J. Ronald Woods
        L. Lamont Gordon


Performance Graph
      The following graph compares the annual change in Zoom's cumulative total Shareholder return for the five (5) year period from December 31, 1992 through December 31, 1997, based upon the market price of Zoom's Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index for that period.

Total Return Comparison
Assume $100 Invested on 12/31/92


Performance Graph
      The following graph compares the annual change in Zoom's cumulative total Shareholder return for the five (5) year period from December 31, 1992 through December 31, 1997, based upon the market price of Zoom's Common Stock, with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index for that period.

Total Return Comparison
Assume $100 Invested on 12/31/92




Comparison of Cumulative Total
Return Among:                           12/31/92    12/31/93    12/31/94    12/31/95   12/31/96    12/31/97

High Tech Composite Index                 100.00      121.91      139.34      200.93     289.18      353.09
S&P 500 Index                             100.00      110.06      111.51      153.36     188.58      247.06
Zoom Telephonics, Inc.                    100.00       65.22       45.65      114.50      58.70       39.13

      The Performance Group assumes the investment of $100 on December 31, 1992 in Zoom's Common Shares, the Standard & Poor's 500 Stock Index and the Standard & Poor's High Technology Composite Index, and the reinvestment of any and all dividends.

              COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and executive officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. To Zoom's knowledge, all of the required reports were filed by such persons during fiscal 1997, except that on January 29, 1998, Mr. Robert Crist filed a Form 5 reflecting an option to purchase 30,000 shares of Common Stock granted on July 25, 1997, and on April 28, 1998, Mr. Dean Panagopolous filed a Form 3 reflecting an option to purchase up to 15,000 shares of Common Stock.

                                PROPOSAL NO. 2
                                AMENDMENT OF THE
                    ZOOM TELEPHONICS, INC. STOCK OPTION PLAN
Purpose of Plan

         Zoom adopted the Zoom Telephonics, Inc. Stock Option Plan in 1990 and later amended the plan in 1991 and 1995 (as amended, the "1990 Plan"). The purpose of the 1990 Plan is to establish a plan to advance the interests of Zoom by encouraging equity participation in Zoom by directors (excluding non-employee directors), officers and employees of Zoom through the acquisition of shares of Common Stock upon the exercise of options granted under the 1990 Plan.

Proposed Amendments

         Subject to Shareholder approval, the Board of Directors has approved an amendment to the 1990 Plan to increase the number of shares of Common Stock available for issuance thereunder by 1,300,000 shares, and to extend the expiration date of the 1990 Plan from March 31, 2000 to March 31, 2008. The 1990 Plan currently provides for the issuance of options to purchase up to 1,500,000 shares of Common Stock (net of terminations). 1,350,550 of these options to purchase shares of Common Stock have been exercised under the 1990 Plan (and are no longer outstanding), leaving 149,450 shares reserved for issuance under the 1990 Plan. If the amendments of this Proposal No. 2 are approved by the Shareholders, Zoom will be able to issue up to 1,300,000 additional options to purchase shares of Common Stock through March 31, 2008. The following table sets forth certain information with respect to the grant of that portion of the additional options to purchase shares of Common Stock already allocated by the Board of Directors under the 1990 Plan.

                                NEW PLAN BENEFITS

                  1990 Zoom Telephonics, Inc. Stock Option Plan

            Name and Position                    Dollar Value($)(1)                Number of Shares

Named Executive Officers

   Frank B. Manning,                                     $0                             180,000
     Chief Executive Officer,
President and Chairman of the       Board

   Peter R. Kramer                                       $0                              60,000
     Executive Vice President and
     Director

   Dana B. Whitney                                       $0                              13,600
     Vice President-Engineering

All current executive officers as a                    $13,125                          324,550
group (7 persons)

All current employees who are not                      $33,996                          215,450
executive or Named Executive
Officers

(1) Based upon the difference between the market value of the underlying shares on May 8, 1998 and the exercise price of currently outstanding options. This valuation does not take into account any appreciation in market value of the underlying shares which may occur over the term of the options. The closing price of Zoom's Common Stock on the Nasdaq Stock Market's National Market was $7.75.

        General Provisions

         Any individuals in the full-time or part-time employment of Zoom or an affiliate of Zoom, including Board members who are also employees, consultants and any other individuals the Board deems to be an employee, is eligible to receive options under the 1990 Plan. As of May 8, 1998, there were approximately 325 persons eligible to participate in the 1990 Plan.

         The 1990 Plan is administered by the Stock Option Committee, which is designated by the Board of Directors and must consist of at least two Board members who are not eligible to receive options under the 1990 Plan (i.e., non-employee directors). The Stock Option Committee determines the persons to whom options are granted, the number of shares covered by the options, the term of any option and the time during which any option is exercisable. The 1990 Plan provides that the number of shares of Common Stock of Zoom that may be subject, from time to time, to outstanding options granted to any one employee shall not exceed five percent (5%) of the outstanding shares of Zoom.

         The options granted under the 1990 Plan may be granted at an exercise price not less than the fair market value of the Common Stock on the date of grant. In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1990 Plan, the Stock Option Committee may authorize payment of the exercise price in cash, by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, or a combination of cash and shares of Common Stock.

         Subject to the earlier termination of an option in the event of termination, death or disability, as described below, the Stock Option Committee may, in its sole discretion, at the time of the grant of an option, specify a particular time period during which the optionee must exercise its option and the number of options which may be exercised during such designated time period; provided, however, that no option may expire more than ten (10) years from the date of grant.

         In the event an option holder ceases to be an eligible employee of Zoom for any reason other than death or disability, the holder's options will terminate one month following the date of cessation. If an option holder ceases to be an eligible employee of Zoom as a result of death or disability, the holder's options will terminate upon the earlier to occur of (i) the passage of sixty (60) days after the grant of probate of the holder's will or letters of administration in the case of the death of the holder or (ii) one year after the date of the holder's death or disability.

     Currently, the 1990 Plan expires on March 31, 2000. If this Proposal No. 2 is approved, the expiration date of the 1990 Plan will be extended to March 31, 2008.

         In the event that any option granted under the 1990 Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall be available for subsequent option grants.

As of May 8, 1998, options to purchase an aggregate of 683,500 shares of Common Stock (net of terminations) were outstanding under the 1990 Plan, including those set forth below:

                           NUMBER OF SHARES SUBJECT TO
                                                   OPTIONS GRANTED              AVERAGE EXERCISE PRICE
                  NAME

Named Executive Officers

         Frank B. Manning                              180,000                          $12.81

         Peter R. Kramer                                60,000                           $8.13

         Dana B. Whitney                                20,000                           $8.13

All current executive officers as a                    365,000                          $10.38
group (7 persons)

All current employees who are not                      318,500                           $8.07
executive or Named Executive
Officers

         On May 8, 1998, the closing price of Zoom's Common Stock on the Nasdaq Stock Market's National Market was $7.75 per share.

         Options granted under the 1990 Plan may not be transferred.

         The Stock Option Committee may amend, alter, suspend or discontinue the 1990 Plan; provided, however, that the Stock Option Committee may not without Shareholder approval make any alteration that would materially increase the benefits to participants under the 1990 Plan, including any amendment which (i) increases the number of shares of Common Stock for which options may be granted;
(ii) reduces the option price of any option; (iii) alters the eligibility provisions of the 1990 Plan, or (iv) changes the expiration date of the 1990 Plan.

Federal Income Tax Consequences of the 1990 Plan

         The following general discussion of the Federal income tax consequences of the issuance and exercise of options granted under the 1990 Plan is based upon the provisions of the Code as in effect on the date of this proxy statement, current regulations thereunder, and existing administrative rulings of the Internal Revenue Service. This discussion is not intended to be a complete discussion of all of the Federal income tax consequences of the 1990 Plan or of the requirements that must be met in order to qualify for the described tax treatment. Changes in the law and regulations may modify the discussion, and in some cases the changes may be retroactive. No information is provided as to state tax laws. The 1990 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The tax treatment of each kind of award under the 1990 Plan is as follows:

         Nonqualified Stock Options Under the 1990 Plan. The recipient of a nonqualified stock option under the 1990 Plan will not recognize any taxable income at the time the option is granted.

         Upon exercise, the option holder will generally recognize ordinary taxable income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price. Upon a subsequent sale of the shares, long-term or short-term (depending on the holding period) gain or loss will generally be recognized equal to the difference between the amount realized and the fair market value of the shares on the date of exercise. If shares of Common Stock are used to pay the exercise price, in whole or in part, the optionee will recognize no gain or loss for Federal income tax purposes on the shares surrendered, and will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares being acquired on the date of exercise over the option exercise price. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

         Officers and directors of Zoom generally will be subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16(b)") upon their sale of shares of Common Stock. The IRS treasury regulations have not yet been amended to conform with the recently revised rules under Section 16(b). However, it is generally anticipated that the recognition date (the "Recognition Date") will be the earlier of (i) six months after the date the option was granted or
(ii) the first day on which the sale of the shares would not subject the individual to liability under Section 16(b). It is possible that the six month period will instead run from the option holder's most recent grant or purchase of Common Stock prior to his or her exercise of the option. The option holder will generally recognize ordinary taxable income on the Recognition Date in an amount equal to the excess of the fair market value of the shares at that time over the exercise price. Despite these general rules, if the Recognition Date is after the date of exercise, then the option holder may make an election pursuant to Section 83(b) of the Code. In this case, the option holder will recognize ordinary taxable income at the time the option is exercised and not on the later Recognition Date. In order to be effective, the 83(b) election must be filed with the IRS within 30 days of exercise, and it must also be filed with Zoom.

         Zoom will generally be entitled to a compensation deduction for Federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided Zoom reports the income on a Form W-2 or 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

Vote Required

         The affirmative vote of a majority of the votes of the holders of the Common Stock present, in person or by proxy, and entitled to vote at the Meeting and voting on the proposal, is required for adoption of Proposal No. 2. Proxies will be voted in favor of the action unless otherwise instructed by the Shareholders

  The Board of Directors recommends a vote FOR approval of Proposal No. 2.

                                 PROPOSAL NO. 3
                             APPOINTMENT OF AUDITOR
      Management of Zoom proposes to nominate the accounting firm of KPMG Peat Marwick LLP to serve as Zoom's independent auditors, at a remuneration to be fixed by the directors, until the next Annual General Meeting of Shareholders. KPMG Peat Marwick LLP also served as Zoom's independent auditors during the fiscal year ended December 31, 1997. KPMG Peat Marwick LLP has acted as auditors for Zoom since 1986, and the Board of Directors believes it is desirable and in the best interests of Zoom to continue employment of that firm. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


Vote Required to Approve the Proposal to Appoint KPMG Peat Marwick LLP as Zoom's Independent Auditors The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting and voting on the proposal, is required to approve the appointment of KPMG Peat Marwick LLP as auditor. Proxies will be voted in favor of the action unless otherwise instructed by the Shareholders.
The Board of Directors recommends a vote FOR approval of Proposal No. 3.



                              SHAREHOLDER PROPOSALS
      Any Shareholder proposal intended to be presented by a Shareholder at the Annual General Meeting to be held in 1999 must be received by Zoom no later than January 21, 1999.

                           INCORPORATION BY REFERENCE
      To the extent that this Proxy Circular has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Circular entitled "Board of Directors Report on Executive Compensation" and "Performance Graph" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

                                 BOARD APPROVAL
      The Board of Directors has approved the contents of this Proxy Circular and its issue to Shareholders.

                           ANNUAL REPORT ON FORM 10-K
      Copies of Zoom's Annual Report on Form 10-K for the fiscal year ending December 31, 1997, as filed with the Securities and Exchange Commission are available to shareholders without charge upon written request addressed to Zoom Telephonics, Inc., 207 South Street, Boston, Massachusetts 02111, Attention:
Investor Relations.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

CERTIFIED  By:   ________________________
           Frank  Manning,
           President

                             ZOOM TELEPHONICS, INC.
                                  FORM OF PROXY
         THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF ZOOM TELEPHONICS, INC. (THE "CORPORATION") FOR THE ANNUAL GENERAL MEETING OF SHAREHOLDERS ON JUNE 24, 1998.
The undersigned shareholder appoints Frank B. Manning or, failing him, Peter R. Kramer or, failing him, Craig D. Thomas or, instead of any of them __________________ as proxyholder, with power of substitution, to attend, act and vote in respect of all shares registered in the name of the undersigned at the Annual General Meeting of Shareholders of the Corporation to be held on June 24, 1998, and at any adjournments thereof on the matters indicated below which are described in the Proxy Circular and, at the proxyholder's discretion, on amendments or variations to such matters and on such other matters as may properly come before the Meeting. The undersigned revokes any instrument or proxy heretofore given with respect to the Meeting or any adjournments thereof with respect only to the shares identified below.
VOTE:

1. To elect the following persons as directors of the Corporation for the ensuing year:
Nominees:  Frank B. Manning, Peter R. Kramer, Bernard Furman,
           J. Ronald Woods, L. Lamont Gordon

            | | FOR                       | | WITHHOLD
                all nominees                  from all nominees

            | | FOR, except vote withheld from the following nominee(s):

            ------------------------------------------------------------

2. To appoint KPMG Peat Marwick LLP as auditor of the Corporation for the ensuing year at a remuneration to be fixed by the directors.

            | | FOR                       | | WITHHOLD

ON ANY BALLOT THAT MAY BE CALLED FOR, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF NO CHOICE IS SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS LISTED ABOVE.

NOTES:

1. SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS, OTHER THAN THE MANAGEMENT NOMINEES. To exercise this right, you should either strike out the names of Messrs. Manning, Kramer and Thomas and insert in the space provided the name of the person you desire to designate as proxyholder, or complete another proper form of proxy.

2. A proxy, to be valid, must be dated and signed by the shareholder. Executors, administrators, trustees, guardians, attorneys and officers of corporations should add their titles when signing. If this form of proxy is not dated, it shall be deemed to bear the date on which it was mailed by the Corporation.

3. A proxy to be effective must be deposited and received at the office of Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, NJ 07072 before 6:00 p.m. Eastern time on June 23, 1998.

Signature                                Name (Please Print)
          -------------------------------                   --------------------
Address
       -------------------------------------------------------------------------
Date              , 1998 Number of Shares to be voted
     -------------                                   ---------------------------

     (IF LEFT BLANK, ALL SHARES REGISTERED IN YOUR NAME WILL BE DEEMED TO BE
                           REPRESENTED BY THIS PROXY.)